Exhibit 3.2

                                     BYLAWS

                                       of

                             TECH LABORATORIES, INC.

                                    ARTICLE I

OFFICES

     The Company shall maintain a principal office in the State of New Jersey as required by law. The Company may also have offices in such other places either within or without the State of New Jersey as the Board of Directors may from time designate or as the business of the Company may require.

                                   ARTICLE II

SEAL

     The seal of the Company shall be circular in form and shall have the name of the Company on the circumference and the words and numerals "Corporate Seal 1947 New Jersey" in the center.

                                   ARTICLE III

MEETINGS OF STOCKHOLDERS

     1. PLACE - Meetings of the stockholders of the Company shall be held at such place either within or without the State of New Jersey as may from time to time be designated by the Board of Directors and stated in notice of meeting.

     2. ANNUAL MEETING - Commencing in 1977, an annual meeting of the stockholders of the Company shall be held in each year on the second Thursday in April (or if that be a legal holiday, then on the next business day) between the hours of 9 a.m. and 4 p.m. for the election of directors and for the election of directors and for the transaction of such other business as may be brought before the meeting.

     At such annual meeting, if a majority of the stock shall not be represented, the stockholders present shall have the power to adjourn to a day certain, and notice of the meeting of the adjourned day shall be given by depositing the same in the post office, addressed to each stockholder, at least five days before such adjourned meeting, exclusive of the day of mailing, but if a majority of the stock be present in person or by proxy they shall have power from time to time to adjourn the annual meeting to any subsequent day or days, and no notice of adjourned meeting need be given.

     3. SPECIAL MEETINGS - Special meetings of the stockholders may be called on the order of the President or of a majority of the Board of Directors.

     4. NOTICE - Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder at least ten days and not more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

     5. QUORUM - The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation or by these ByLaws.

     6. VOTING - At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company.

     7. CHAIRMAN OF MEETING - The President, or, in his absence, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

     8. SECRETARY OF MEETING - The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

                                   ARTICLE IV

BOARD OF DIRECTORS

     1. MANAGEMENT OF COMPANY - The property, business, and affairs of the Company shall be managed and controlled by its Board of Directors.

     2. COMPOSITION OF BOARD - The Board of Directors shall consist of 7 members. At the first annual meeting of the stockholders following adoption of these By-Laws, 2 directors shall be elected to serve until the annual meeting of stockholders held in the year following their election; 2 directors shall be elected to serve until the annual meeting of stockholders held two years following their election and 3 directors shall be elected to serve until the annual meeting of stockholders held three years following their election; provided, however, that in each case directors shall continue to serve until their successors shall be elected and shall qualify. At the expiration of the initial term of office of each respective director, his successor shall be elected to serve until the annual meeting of stockholders held three years next following. the number of directors may be increased or decreased by amendment of this provision of the By-Laws.

     3. Vacancy - Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders.

     4. MAINTENANCE OF BONDS OUTSIDE STATE - The Board of Directors may hold meetings and keep the books of the Company outside the State of New Jersey except that a duplicate stock ledger shall be maintained at the principal office of the Company in the State of New Jersey.

     5. ANNUAL MEETING - The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

     6. Quorum - A majority of the directors in office shall constitute a quorum for the transaction of all business of the company.

     7. SPECIAL MEETING - Special meeting of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors for the time being in office. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each director.

     8. CONDUCT OF MEETINGS - At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

     9. COMPENSATION - The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.

     10. MANIFESTATION OF DISSENT - A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such descent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                    ARTICLE V

OFFICERS

     1. ELECTION - The Board of Directors may elect from its own number a Chairman of the Board and shall elect a President from its own number and such Vice Presidents (who may or may not be directors) as in the opinion of the Board the business of the Company requires, a Treasurer, a Secretary, and a General Counsel; and it shall elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Company.

     2. REMOVAL - Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

     3. DUTIES OF CHAIRMAN - The Chairman of the Board of Directors if elected, or failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     4. DUTIES OF PRESIDENT - The President shall be the chief executive and administrative officer of the Company. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Company and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     5. DUTIES OF VICE PRESIDENTS - The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     6. DUTIES OF TREASURER - The Treasurer shall, subject to the direction of a designated Vice President, have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He shall endorse on behalf of the Company for collection checks, notes and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositaries as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     7. SECRETARY - The Secretary shall, subject to the direction of a designated Vice President, keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Company and affix the seal of the Company thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     8. COUNSEL - The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleading, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

     9. BANK ACCOUNTS - In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer with the approval of the President or a Vice President may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Company which may be signed jointly by either the manual or facsimile signature or signatures of such officers of the Company as shall be specified in the written instructions of the Treasurer of the Company with the approval of the President or a Vice President of the Company.

     10. VACANCIES - In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

     11. EXERCISE OF RIGHTS AS STOCKHOLDERS - Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of this Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE VI

CAPITAL STOCK

     1. STOCK CERTIFICATES - Certificates for stock of the Company shall be in such from as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If Certificates are signed by a Transfer Agent, acting in behalf of the Company, and a Registrar, the signatures of the officers of the Company may be facsimile.

     2. TRANSFER AGENT - The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     3. TRANSFER OF STOCK - Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

     4. LOST CERTIFICATES - In case any certificate for the capital stock of the Company shall be lose, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

     5. HOLDER OF RECORD - The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     6. CLOSING OF BOOKS - The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided.

                                   ARTICLE VII

MISCELLANEOUS

     1. FISCAL YEAR - The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Company. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

     2. WAIVER OF NOTICE - Any notice required to be given under the provisions of these Bylaws or otherwise may be waived by the stockholder, director, or officer to whom such notice is required to be given.

                                  ARTICLE VIII

AMENDMENT

     The Board of Directors shall have power to add any provision to or to alter or repeal any provision of these Bylaws by the vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may alter or repeal any provision of these Bylaws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.